SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2003

JMAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware

(State or other jurisdiction of incorporation)

1-10515	68-0131180

(Commission File No.)	(IRS Employer Identification No.)

5800 Armada Drive, Carlsbad, California   92008

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code (760) 602-3292

Not Applicable

(Former name of or former address, if changed since last report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1

Item 5. Other Events

On March 14, 2003, JMAR Technologies, Inc. (the “Company”) completed a financing involving the sale of two series of Preferred Stock for a total of $2,000,000 in gross proceeds. The Preferred Stock that was issued consists of:

     (i)  100,000 shares of Series A 8% Convertible Preferred Stock, $0.01 par value, for the aggregate purchase price of $1,000,000, convertible into shares of the Company’s Common Stock, $0.01 par value per share. The conversion price for the Series A Preferred Stock is fixed at $0.88 per share, subject only to adjustment upon a default in the Company’s obligations under the terms of the Preferred Stock and customary adjustments for stock splits and similar events. The Company may also require conversion of the Preferred Stock into Common Stock if the Company’s Common Stock has traded in excess of 118% of the conversion price for 22 trading days, subject to certain trading volume requirements. The unconverted Series A Preferred Stock shall be redeemed after two years. Unless and until the Series A Preferred Stock is converted into Common Stock, the cash paid for the Series A shares will be treated as restricted cash; and

     (ii)  100,000 shares of Series B 3% Convertible Preferred Stock, $0.01 par value for the aggregate purchase price of $1,000,000, convertible by the holder into Common Stock. The conversion price for the Series B Preferred Stock is fixed at $0.88 per share, subject only to change upon a default in the Company’s obligations under the terms of the Preferred Stock and customary adjustments for stock splits and similar events. The Company may also require conversion of the Preferred Stock into Common Stock if the Company’s Common Stock has traded in excess of 118% of the conversion price for 22 trading days, subject to certain trading volume requirements. The Stated Value of the Series B Preferred Stock must be redeemed in twelve equal monthly installments commencing on October 1, 2003. The Company can elect to make the redemptions in cash or by converting said shares of Preferred Stock, provided that the Company’s Common Stock has traded in excess of 118% of the conversion price for a period of 11 days prior to the monthly payment date, and provided further, that the amount of Preferred Stock converted into Common Stock shall be credited toward the following monthly payments.

     In addition to the shares of Preferred Stock, the Company issued a Warrant to purchase 300,000 shares of Common Stock, with a term of seven years and an exercise price of $1.10 per share.

Copies of the governing instruments evidencing these securities are filed as exhibits hereto.

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Item 7. Exhibits

(c)  The following exhibits are filed as a part of this report:

3.1	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Convertible Preferred Stock, $.01 Par Value Per Share.

3.2	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B 3% Convertible Preferred Stock, $.01 Par Value Per Share.

4.1	Common Stock Purchase Warrant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 14, 2003	JMAR TECHNOLOGIES, INC. (Registrant)

	By:	/s/ JOSEPH G. MARTINEZ

Joseph G. Martinez Senior Vice President & General Counsel

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INDEX TO EXHIBITS

Exhibit		Located at Page

3.1	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Convertible Preferred Stock, $.01 Par Value Per Share.
3.2	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B 3% Convertible Preferred Stock, $.01 Par Value Per Share.
4.1	Common Stock Purchase Warrant.

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